Exhibit 99.1

CONTACT:	Hilary Ginsberg
Investor Relations
(212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

REPORTS SECOND QUARTER 2026 RESULTS

New York, NY, August 10, 2026 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE: ARI) today reported results for the quarter and six months ended June 30, 2026.

Net income available to common stockholders per diluted share of common stock was $0.11 for the quarter ended June 30, 2026. Distributable Earnings (a non-GAAP financial measure defined below), and Distributable Earnings prior to net realized loss on investments and loss on extinguishment of debt per diluted share of common stock was ($2.62) and $0.15 for the quarter ended June 30, 2026, respectively.

ARI issued a detailed presentation of the Company’s quarter ended June 30, 2026 results, which can be viewed at www.apollocref.com.

Distributable Earnings

“Distributable Earnings,” a non-GAAP financial measure, is defined as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items (including depreciation and amortization related to real estate owned) included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains (losses), other than (a) realized gains/(losses) related to interest income, and (b) forward point gains/(losses) realized on the Company’s foreign currency hedges, and (v) provision for current expected credit losses.

As a REIT, U.S. federal income tax law generally requires the Company to distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that the Company pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. Given these requirements and the Company’s belief that dividends are generally one of the principal reasons shareholders invest in a REIT, the Company generally intends over time to pay dividends to its stockholders in an amount equal to its net taxable income, if and to the extent authorized by the Company’s board of directors. Distributable Earnings is a key factor considered by the Company’s board of directors in setting the dividend and as such the Company believes Distributable Earnings is useful to investors.

The Company believes it is useful to its investors to also present Distributable Earnings prior to realized loss on investments and realized loss on extinguishment of debt, in applicable periods, to reflect its operating results because (i) the Company’s operating results are primarily comprised of earning interest income on its investments net of borrowing and administrative costs, which comprise the Company’s ongoing operations and (ii) it has been a useful factor related to the Company’s dividend per share because it is one of the considerations when a dividend is determined. The Company believes that its investors use Distributable Earnings and Distributable Earnings prior to realized loss on investments and realized loss on extinguishment of debt or a comparable supplemental performance measure, to evaluate and compare the performance of the Company and its peers.

During the six months ended June 30, 2026, the Company recorded net realized losses on investments and extinguishment of debt in the consolidated statement of operations in connection with the sale of the Company’s commercial real estate loan portfolio (other than loans that were repaid prior to closing and one loan with a principal balance of $46 million which was repaid after closing) to Athene Holding Ltd., and a realized loss on the discounted repayment of a commercial mortgage loan.

A significant limitation associated with Distributable Earnings as a measure of the Company’s financial performance over any period is that it excludes unrealized gains (losses) from investments. In addition, the Company’s presentation of Distributable Earnings may not be comparable to similarly titled measures of other companies, that use different calculations. As a result, Distributable Earnings should not be considered as a substitute for the Company’s GAAP net income as a measure of its financial performance or any measure of its liquidity under GAAP. Distributable Earnings are reduced for realized losses on loans which include losses that management believes are near certain to be realized.

A reconciliation of Distributable Earnings to GAAP net income (loss) available to common stockholders is included in the detailed presentation of the Company’s quarter ended June 30, 2026 results, which can be viewed at www.apollocref.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, acquires, invests in and manages performing commercial first mortgage loans, subordinate financings and other commercial real estate-related debt investments. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, Inc., a high-growth, global alternative asset manager with approximately $1.05 trillion of assets under management at June 30, 2026.

Additional information can be found on the Company’s website at www.apollocref.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: higher interest rates and inflation; market trends in the Company’s industry, real estate values, the debt securities markets or the general economy; the timing and amounts of expected future fundings of unfunded commitments; the return on equity; the yield on investments; risks associated with investing in real estate assets, including changes in business conditions and the general economy; and the exact amount or timing of our sales of assets and liquidating distributions. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.